Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico's FAS, Inc. Reports Fourth Quarter and Fiscal Year 2015 Results

Fort Myers, FL - February 25, 2016 - Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the fiscal 2015 fourth quarter and fiscal year ended January 30, 2016.
For the thirteen weeks ended January 30, 2016 ("the fourth quarter"), the Company reported adjusted earnings per diluted share of $0.05, compared to adjusted earnings per diluted share of $0.07 for the thirteen weeks ended January 31, 2015, and adjusted net income of $6.2 million compared to adjusted net income of $10.9 million in last year’s fourth quarter. The fourth quarter adjusted results exclude EPS charges of $0.21 in 2015 and $0.28 in 2014 primarily related to Boston Proper and restructuring and strategic charges (the "Net Charges"), as presented in the accompanying GAAP to non-GAAP reconciliation. Including the impact of the Net Charges, the Company reported a fourth quarter 2015 net loss of $21.1 million, or $0.16 per diluted share, compared to a fourth quarter 2014 net loss of $31.8 million, or $0.21 per diluted share.
For the fiscal year ended January 30, 2016 ("fiscal 2015"), the Company reported adjusted earnings per diluted share of $0.75 compared to adjusted earnings per diluted share of $0.73 for the fifty-two weeks ended January 31, 2015 ("fiscal 2014"), and adjusted net income of $105.9 million compared to adjusted net income of $111.9 million in fiscal 2014. The adjusted results exclude Net Charges of $0.74 in fiscal 2015 and $0.31 in fiscal 2014, as presented in the accompanying GAAP to non-GAAP reconciliation. Including the impact of the Net Charges, the Company reported fiscal 2015 net income of $1.9 million, or $0.01 per diluted share, compared to fiscal 2014 net income of $64.6 million, or $0.42 per diluted share.
Shelley Broader, President and CEO, said, "While we are disappointed with our fourth quarter sales, we are pleased that our responsiveness and disciplined inventory management in this intensely promotional environment allowed us to achieve positive gross margin leverage and a slight decline in total inventories over last year.  Additionally, our business generated significant cash flow during the fiscal year, which in combination with our healthy balance sheet, allowed us to return $334 million to our shareholders in the form of dividends and share repurchases."
Net Sales
For the fourth quarter, net sales were $627.4 million, a decrease of 4.5% compared to $656.9 million in last year’s fourth quarter, primarily due to a 3.2% decrease in comparable sales and a decline in Boston Proper sales. The 3.2% decrease in comparable sales for the fourth quarter was following a 4.3% increase in last year’s fourth quarter, and reflected a decrease in average dollar sale partially offset by an increase in transaction count.

For fiscal 2015, net sales were $2.642 billion, a decrease of 1.2% compared to $2.675 billion in fiscal 2014, primarily reflecting a 1.5% decrease in comparable sales and a decline in Boston Proper sales, partially offset by the benefit of new stores. Comparable sales decreased 1.5% for 2015 compared to flat comparable sales in 2014, and reflected a decrease in average dollar sale and flat transaction count.

Comparable Sales

	Fifty-Two Weeks Ended		Thirteen Weeks Ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
Chico's	(2.0)%	(0.5)%	(1.7)%	1.2%
White House Black Market	(2.5)%	(1.7)%	(7.4)%	5.4%
Soma	3.1%	8.0%	2.1%	13.7%
Total Company	(1.5)%	—%	(3.2)%	4.3%

Gross Margin

For the fourth quarter, gross margin was $318.5 million compared to $328.2 million in last year’s fourth quarter. Gross margin was 50.8% of net sales, an 80 basis point increase from last year’s fourth quarter, primarily reflecting improved inventory management in fiscal 2015 and charges related to non-go-forward inventory in fiscal 2014. When excluding Boston Proper in fiscal 2015, gross margin was $314.7 million, or 51.4% of net sales.

Selling, General and Administrative Expenses

For the fourth quarter, selling, general and administrative expenses ("SG&A") were $318.4 million compared to $317.8 million in last year’s fourth quarter. SG&A was 50.8% of net sales, a 240 basis point increase from last year’s fourth quarter, primarily reflecting sales deleverage as well as an increase in marketing and store occupancy costs. When excluding Boston Proper in fiscal 2015, SG&A was $307.0 million, or 50.1% of net sales.

Restructuring and Strategic Charges
For the fourth quarter, the Company recorded pre-tax restructuring and strategic charges of $14.6 million, primarily reflecting CEO transition costs and the sale of Boston Proper. On an after-tax basis, the fourth quarter restructuring and strategic charges impact was $9.1 million, or $0.07 per diluted share.

Effective Tax Rate
Excluding the tax impact of the Net Charges, the 2015 fourth quarter effective tax rate would have been 14.6% compared to 35.4% in the fourth quarter of 2014, primarily reflecting the impact of favorable tax credits and tax legislation passed in the fourth quarter of 2015 on a lower pre-tax net income.

Inventories
At the end of the fourth quarter of 2015, total inventories were $233.8 million compared to $235.2 million in last year's fourth quarter. When excluding $10.9 million in Boston Proper inventory in fiscal 2014 and an in-transit inventory increase in fiscal 2015 related to the timing of the Chinese New Year, total inventories decreased 0.3% compared to last year's fourth quarter.

Assets Held for Sale
During the fourth quarter of 2015, the Company disposed of the Boston Proper direct-to-consumer business. At the end of the fourth quarter, assets held for sale was comprised of $16.5 million in vacant land, which is under contract.

Share Repurchase Program

During the fourth quarter of fiscal 2015, the Company repurchased 3.7 million shares for $40.0 million under its $300.0 million share repurchase program announced in November 2015, with $260.0 million remaining under the program. During fiscal 2015, the company repurchased a total of 18.3 million shares for $290.0 million.

2016 Full-Year Outlook

The fiscal 2016 outlook excludes Boston Proper for comparability purposes. The absence of Boston Proper's operational results are expected to benefit fiscal 2016 operating margin by approximately 100 basis points and earnings per share by approximately $0.09.

For the full year of fiscal 2016, the Company is anticipating flat to slightly negative comparable sales, with more opportunity for positive growth in the back half of the year. The Company expects to achieve merchandise margin expansion and slight SG&A leverage, both of which we expect to be offset by a return to targeted levels of incentive compensation, resulting in flat gross margin and SG&A leverage. We anticipate opening approximately 25 stores while closing an additional 50 stores in our efforts to continue our capital allocation and cost reduction initiatives. Total inventory, excluding the impact of in-transit inventory, is expected to remain consistent with 2015 levels.

2016 Annual Meeting

The Company's 2016 Annual Meeting is currently scheduled to be held on June 16, 2016.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico's, White House Black Market, and Soma, is a leading omni-channel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of January 30, 2016, the Company operated 1,518 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, and www.soma.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and future success of our store concepts. These statements may address items such as future sales, gross margin expectations, SG&A expectations, operating margin expectations, planned store openings, closings and expansions, future comparable sales, and inventory levels. These relate to expectations concerning matters that are not historical fact and may include the words or phrases such as "expects," "believes," "anticipates," "plans," "estimates," "approximately," "our planning assumptions," "future outlook," and similar expressions. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, conditions in the specialty retail industry, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, and the integration of our new management team. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
(Financial Tables Follow)

Executive Contact:
Jennifer Powers
Vice President – Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(in thousands, except per share amounts)

	Fifty-Two Weeks Ended				Thirteen Weeks Ended
	January 30, 2016		January 31, 2015		January 30, 2016		January 31, 2015
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales:
Chico's	$1,358,168	51.4%	$1,379,863	51.6%	$303,801	48.4%	$310,030	47.2%
White House Black Market	871,437	33.0%	888,371	33.2%	214,355	34.2%	232,732	35.4%
Soma	331,732	12.5%	311,174	11.6%	93,573	14.9%	90,768	13.8%
Boston Proper	80,972	3.1%	95,803	3.6%	15,671	2.5%	23,377	3.6%
Total net sales	2,642,309	100.0%	2,675,211	100.0%	627,400	100.0%	656,907	100.0%
Cost of goods sold	1,211,552	45.9%	1,248,889	46.7%	308,863	49.2%	328,741	50.0%
Gross margin	1,430,757	54.1%	1,426,322	53.3%	318,537	50.8%	328,166	50.0%
Selling, general and administrative expenses	1,282,585	48.5%	1,263,134	47.2%	318,356	50.8%	317,774	48.4%
Goodwill and trade name impairment charges	112,455	4.3%	30,100	1.2%	—	0.0%	30,100	4.6%
Restructuring and strategic charges	48,801	1.8%	16,745	0.6%	14,623	2.3%	16,745	2.5%
Income (loss) from operations	(13,084)	(0.5)%	116,343	4.3%	(14,442)	(2.3)%	(36,453)	(5.5)%
Interest (expense) income, net	(1,870)	0.0%	98	0.0%	(449)	(0.1)%	23	0.0%
Income (loss) before income taxes	(14,954)	(0.5)%	116,441	4.3%	(14,891)	(2.4)%	(36,430)	(5.5)%
Income tax (benefit) provision	(16,900)	(0.6)%	51,800	1.9%	6,200	1.0%	(4,600)	(0.7)%
Net income (loss)	$1,946	0.1%	$64,641	2.4%	$(21,091)	(3.4)%	$(31,830)	(4.8)%
Per share data:
Net income (loss) per common share-basic	$0.01		$0.42		$(0.16)		$(0.21)
Net income (loss) per common and common equivalent share–diluted	$0.01		$0.42		$(0.16)		$(0.21)
Weighted average common shares outstanding–basic	138,366		148,622		135,275		148,754
Weighted average common and common equivalent shares outstanding–diluted	138,741		149,126		135,275		148,754
Dividends declared per share	$0.31		$0.30		$0.0775		$0.0750

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	January 30, 2016	January 31, 2015

ASSETS
Current Assets:
Cash and cash equivalents	$89,951	$133,351
Marketable securities, at fair value	50,194	126,561
Inventories	233,834	235,159
Prepaid expenses and accounts receivable	45,660	45,870
Income tax receivable	29,157	596
Assets held for sale	16,525	16,800
Total Current Assets	465,321	558,337
Property and Equipment, net	550,953	606,147
Other Assets:
Goodwill	96,774	145,627
Other intangible assets, net	38,930	109,538
Other assets, net	14,074	18,932
Total Other Assets	149,778	274,097
	$1,166,052	$1,438,581
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$129,343	$144,534
Current debt	10,000	—
Other current and deferred liabilities	158,788	158,396
Total Current Liabilities	298,131	302,930
Noncurrent Liabilities:
Long-term debt	82,219	—
Deferred liabilities	130,743	142,371
Deferred taxes	15,171	49,659
Total Noncurrent Liabilities	228,133	192,030
Stockholders’ Equity:
Preferred stock	—	—
Common stock	1,355	1,529
Additional paid-in capital	435,881	407,275
Treasury stock	(289,813)	—
Retained earnings	492,325	534,255
Accumulated other comprehensive income	40	562
Total Stockholders’ Equity	639,788	943,621
	$1,166,052	$1,438,581

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Statements
(Unaudited)
(in thousands)

	Fifty-Two Weeks Ended
	January 30, 2016	January 31, 2015
Cash Flows From Operating Activities:
Net income	$1,946	$64,641
Adjustments to reconcile net income to net cash provided by operating activities —
Goodwill and intangible impairment charges, pre-tax	112,455	30,100
Depreciation and amortization	118,800	122,269
Deferred tax (benefit) expense	(34,415)	(9,598)
Stock-based compensation expense	30,062	26,487
Excess tax benefit from stock-based compensation	(3,084)	(1,981)
Deferred rent and lease credits	(21,741)	(20,017)
Loss on disposal and impairment of property and equipment	23,744	10,085
Changes in assets and liabilities:
Inventories	(6,719)	2,986
Prepaid expenses and other assets	358	(3,341)
Income tax receivable	(28,562)	3,394
Accounts payable	(12,101)	13,280
Accrued and other liabilities	16,248	44,178
Net cash provided by operating activities	196,991	282,483
Cash Flows From Investing Activities:
Purchases of marketable securities	(52,668)	(128,696)
Proceeds from sale of marketable securities	129,000	118,062
Proceeds from sale of Boston Proper net assets	9,000	—
Purchases of property and equipment, net	(84,841)	(119,817)
Net cash provided by (used in) investing activities	491	(130,451)
Cash Flows From Financing Activities:
Proceeds from borrowings	124,000	—
Payments on borrowings	(31,500)	—
Proceeds from issuance of common stock	10,613	6,268
Excess tax benefit from stock-based compensation	3,084	1,981
Dividends paid	(43,729)	(45,773)
Repurchase of common stock	(302,849)	(18,124)
Net cash used in financing activities	(240,381)	(55,648)
Effects of exchange rate changes on cash and cash equivalents	(501)	523
Net (decrease) increase in cash and cash equivalents	(43,400)	96,907
Cash and Cash Equivalents, Beginning of period	133,351	36,444
Cash and Cash Equivalents, End of period	$89,951	$133,351

Supplemental Detail on Earnings Per Share Calculation

In accordance with accounting guidance, unvested share-based payment awards that include non-forfeitable rights to dividends, whether paid or unpaid, are considered participating securities. As a result, such awards are required to be included in the calculation of earnings per common share pursuant to the “two-class” method. For the Company, participating securities are composed entirely of unvested restricted stock awards and performance-based restricted stock units (“PSUs”) that have met their relevant performance criteria.

Earnings per share is determined using the two-class method when it is more dilutive than the treasury stock method. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the dilutive effect of potential common shares from non-participating securities such as stock options and PSUs. For the fifty-two weeks and thirteen weeks ended January 30, 2016 and January 31, 2015, potential common shares were excluded from the computation of diluted EPS to the extent they were antidilutive.

The following unaudited table sets forth the computation of basic and diluted earnings per share shown on the face of the accompanying condensed consolidated statements of income (loss) (in thousands, except per share amounts):

	Fifty-Two Weeks Ended		Thirteen Weeks Ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015

Numerator
Net income (loss)	$1,946	$64,641	$(21,091)	$(31,830)
Net income and dividends declared allocated to participating securities	—	(1,697)	—	—
Net income (loss) available to common shareholders	$1,946	$62,944	$(21,091)	$(31,830)
Denominator
Weighted average common shares outstanding – basic	138,366	148,622	135,275	148,754
Dilutive effect of non-participating securities	375	504	—	—
Weighted average common and common equivalent shares outstanding – diluted	138,741	149,126	135,275	148,754
Net income (loss) per common share*:
Basic	$0.01	$0.42	$(0.16)	$(0.21)
Diluted	$0.01	$0.42	$(0.16)	$(0.21)

*Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

SEC Regulation G - The Company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP results, which exclude results from non-continuing operations, may provide a more meaningful and comparable measure on which to compare the Company’s results of operations between periods.

A reconciliation of net income (loss) and earnings per diluted share on a GAAP basis to net income and earnings per diluted share on a non-GAAP basis is presented in the table below:

Chico’s FAS, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation of Net Income (Loss) and Diluted EPS
(Unaudited)
(in thousands, except per share amounts)

	Fifty-Two Weeks Ended		Thirteen Weeks Ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
Net income (loss):
GAAP basis	$1,946	$64,641	$(21,091)	$(31,830)
Goodwill and intangible impairment charges, net of tax	88,350	28,474	17,365	28,474
Restructuring and strategic charges, net of tax	30,305	10,137	9,081	10,137
Boston Proper operating loss, net of tax	12,904	7,956	4,666	3,409
Tax benefit related to the disposition of Boston Proper	(27,609)	—	(3,830)	—
Impact of inventory impairment, net of tax	—	717	—	717
Non-GAAP adjusted basis	$105,896	$111,925	$6,191	$10,907

Net income (loss) per diluted share:
GAAP basis	$0.01	$0.42	$(0.16)	$(0.21)
Goodwill and intangible impairment charges, net of tax	0.63	0.19	0.13	0.19
Restructuring and strategic charges, net of tax	0.21	0.07	0.07	0.07
Boston Proper operating loss, net of tax	0.09	0.05	0.03	0.02
Tax benefit related to the disposition of Boston Proper	(0.19)	0.00	(0.02)	0.00
Impact of inventory impairment, net of tax	0.00	0.00	0.00	0.00
Non-GAAP adjusted basis	$0.75	$0.73	$0.05	$0.07

SEC Regulation G - The Company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP results, which exclude results from non-continuing operations, may provide a more meaningful and comparable measure on which to compare the Company’s results of operations between periods.
The Company believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that impact the comparability of the results.

The tables below present a reconciliation of selected consolidated financial data on a GAAP basis to selected consolidated financial data on a non-GAAP adjusted basis, when excluding Boston Proper:

Chico’s FAS, Inc. and Subsidiaries
Reconciliation of Reported to Consolidated Financial Data, Excluding Boston Proper
(Unaudited)
(in thousands)

Selected Consolidated Financial Data, As Reported
	Fifty-Two Weeks Ended				Thirteen Weeks Ended
	January 30, 2016		January 31, 2015		January 30, 2016		January 31, 2015
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$2,642,309	100.0%	$2,675,211	100.0%	$627,400	100.0%	$656,907	100.0%
Gross margin	1,430,757	54.1%	1,426,322	53.3%	318,537	50.8%	328,166	50.0%
Selling, general and administrative expenses	1,282,585	48.5%	1,263,134	47.2%	318,356	50.8%	317,774	48.4%
Subtotal	$148,172	5.6%	$163,188	6.1%	$181	—%	$10,392	1.6%

Boston Proper
	Fifty-Two Weeks Ended				Thirteen Weeks Ended
	January 30, 2016		January 31, 2015		January 30, 2016		January 31, 2015
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$80,972	100.0%	$95,803	100.0%	$15,671	100.0%	$23,377	100.0%
Gross margin	31,109	38.4%	40,348	42.1%	3,881	24.8%	7,399	31.6%
Selling, general and administrative expenses	51,889	64.1%	53,491	55.8%	11,394	72.7%	12,882	55.1%
Subtotal	$(20,780)	(25.7)%	$(13,143)	(13.7)%	$(7,513)	(47.9)%	$(5,483)	(23.5)%

Selected Consolidated Financial Data, Excluding Boston Proper
	Fifty-Two Weeks Ended				Thirteen Weeks Ended
	January 30, 2016		January 31, 2015		January 30, 2016		January 31, 2015
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$2,561,337	100.0%	$2,579,408	100.0%	$611,729	100.0%	$633,530	100.0%
Gross margin	1,399,648	54.6%	1,385,974	53.7%	314,656	51.4%	320,767	50.6%
Selling, general and administrative expenses	1,230,696	48.0%	1,209,643	46.9%	306,962	50.1%	304,892	48.1%
Subtotal	$168,952	6.6%	$176,331	6.8%	$7,694	1.3%	$15,875	2.5%

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Thirteen Weeks Ended January 30, 2016
(Unaudited)

	October 31, 2015	New Stores	Closures	January 30, 2016
Store count:
Chico’s frontline boutiques	607	1	(4)	604
Chico’s outlets	119	2	(4)	117
Chico's Canada	4	—	—	4
WHBM frontline boutiques	433	1	(5)	429
WHBM outlets	69	2	—	71
WHBM Canada	6	—	—	6
Soma frontline boutiques	271	—	(2)	269
Soma outlets	17	1	—	18
Boston Proper frontline boutiques	20	—	(20)	—
Total Chico’s FAS, Inc.	1,546	7	(35)	1,518

	October 31, 2015	New Stores	Closures	Other changes in SSF	January 30, 2016
Net selling square footage (SSF):
Chico’s frontline boutiques	1,657,035	3,168	(7,835)	623	1,652,991
Chico’s outlets	297,903	4,788	(9,045)	—	293,646
Chico's Canada	9,695	—	—	—	9,695
WHBM frontline boutiques	997,283	2,416	(10,617)	2,082	991,164
WHBM outlets	143,978	4,479	—	—	148,457
WHBM Canada	14,891	—	—	—	14,891
Soma frontline boutiques	511,542	—	(4,747)	1,010	507,805
Soma outlets	31,672	2,120	—	—	33,792
Boston Proper frontline boutiques	34,465	—	(34,465)	—	—
Total Chico’s FAS, Inc.	3,698,464	16,971	(66,709)	3,715	3,652,441

As of January 30, 2016 the Company also sold merchandise through 37 international franchise locations.

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Fifty-Two Weeks Ended January 30, 2016
(Unaudited)

	January 31, 2015	New Stores	Closures	January 30, 2016
Store count:
Chico’s frontline boutiques	613	8	(17)	604
Chico’s outlets	118	6	(7)	117
Chico's Canada	3	1	—	4
WHBM frontline boutiques	441	5	(17)	429
WHBM outlets	68	5	(2)	71
WHBM Canada	5	1	—	6
Soma frontline boutiques	263	12	(6)	269
Soma outlets	17	1	—	18
Boston Proper frontline boutiques	19	1	(20)	—
Total Chico’s FAS, Inc.	1,547	40	(69)	1,518

	January 31, 2015	New Stores	Closures	Other changes in SSF	January 30, 2016
Net selling square footage (SSF):
Chico’s frontline boutiques	1,674,640	21,334	(42,924)	(59)	1,652,991
Chico’s outlets	295,600	13,740	(15,946)	252	293,646
Chico's Canada	7,313	2,382	—	—	9,695
WHBM frontline boutiques	1,010,242	12,331	(35,338)	3,929	991,164
WHBM outlets	141,900	11,281	(3,212)	(1,512)	148,457
WHBM Canada	12,460	2,431	—	—	14,891
Soma frontline boutiques	498,642	22,356	(13,137)	(56)	507,805
Soma outlets	31,672	2,120	—	—	33,792
Boston Proper frontline boutiques	33,035	1,430	(34,465)	—	—
Total Chico’s FAS, Inc.	3,705,504	89,405	(145,022)	2,554	3,652,441

As of January 30, 2016 the Company also sold merchandise through 37 international franchise locations.